Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AGREEMENT

This AMENDMENT NO. 1 TO LOAN AGREEMENT (“Agreement”) is signed this 18th day of March 2008, by and between BANK OF AMERICA, N.A. organized and existing under the laws of the United States of America (the “Bank”), and BJ’s RESTAURANTS, INC. a California corporation, with an address at 7755 Center Avenue,. Suite 300, Huntington Beach, California, 92647 (the “Borrower”).

RECITALS

WHEREAS, Reference is made to a certain loan arrangement (the “Loan Arrangement”) between the Bank and the Borrower evidenced by, among any and all other documents, instruments, and agreements, a certain Loan Agreement dated October 17, 2007, between the Borrower and the Bank (the “Loan Agreement”) evidencing a commercial revolving line of credit from the Bank to the Borrower in the amount of $25,000,000. The obligations of the Borrower under Loan Agreement are guaranteed by BJ’s Restaurant Operations Company, Chicago America Holding, LLC, Chicago Pizza Management, LLC, Chicago Pizza Restaurant Holding, Inc., Chicago Pizza Northwest, Inc., Chicago Pizza Hospitality Holding, Inc., and Chicago Pizza & Brewery, L.P. (“Guarantors”) pursuant to instruments of guaranty (the “Guarantees”) dated October 17, 2007 and further guaranteed by all of the future subsidiaries of the Borrower. The Loan Agreement, and the Guarantees, together with any and all other instruments, documents contract or agreements which evidence, secure or otherwise relate to the Borrower’s obligations with respect to the Loan Arrangement, all as modified by any prior amendment agreements are herein collectively referred to as the “Loan Documents”.

WHEREAS pursuant to Section 2.3 of the Loan Agreement the Borrower has advised the Bank that it desires to increase the amount of the loan from TWENTY-FIVE MILLION ($25,000,000) Dollars to FORTY-FIVE MILLION ($45,000,000) Dollars and;

WHEREAS, the Borrower has also requested that the Bank agree to certain modifications of the Loan Documents as hereinafter described, and the Bank has so agreed, but only upon the terms and conditions set forth hereinafter.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the Bank and the Borrower that the Loan Documents are amended effective March 18, 2008 (the “Effective Date”), as follows:

1. The above referenced Recitals are true and correct and are incorporated herein by reference and made a part hereof. Capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Loan Agreement.

2. The Facility No. 1 Commitment shall be increased to FORTY-FIVE MILLION ($45,000,000) Dollars as of the Effective Date.

3. Section 1.6 of the Loan Agreement entitled Applicable Rate is amended to delete the pricing grid contained therein and to substitute therefore the following pricing grid:

Applicable Rate

(in percentage points per annum)

Pricing Level	Lease and Rental Expense	LIBOR Rate	Unused Commitment Fee	Letter of Credit Fee
1	< 2.50x	plus 0.875	0.170	0.875
2	< 3.00x	plus 1.125	0.250	1.125
3	< 3.50x	plus 1.375	0.300	1.375
4	>= 3.50x	plus 1.625	0.350	1.625

The balance of this section remains unchanged.

4. In all other respects, the Loan Documents, including, but not limited to, the Loan Agreement and the Guarantees, are hereby confirmed, reaffirmed and ratified and all terms and provisions not amended hereby shall remain in full force and effect. To the extent that any term and condition of any Loan Document is inconsistent with the terms and provisions hereof, such Loan Document is hereby amended to reflect the modifications and amendments set forth in this Agreement

5. To induce the Bank to enter into this Agreement, the Borrower represents and warrants that (a) all the representations and warranties contained in the Loan Documents, after giving effect to the amendments and modifications contemplated hereby are true and correct on and as of the date hereof as though made on and as of the date hereof; except as such representations may have been amended or affected by that certain 8K periodic report dated March 7, 2008 and filed by the Borrower as required by the Securities and Exchange Commission (b) as of the date hereof, the Borrower has no defenses, counterclaims, offsets or other claims against the Bank or any of its officers, employees, agents, attorneys, predecessors, affiliates, or other representatives of any nature, relating to the Loan Arrangement; (c) no default or breach under any of the Loan Documents after giving effect to the amendments contemplated hereby, and no event which the passage of time or giving of notice or both would constitute such a default or breach, exists on the date hereof, and (d) the Borrower and the Guarantors shall receive pecuniary benefit as a result of this Agreement and the Bank’s extension of credit.

6. This Agreement does not constitute a discharge, release or waiver of any of the Borrower’s or any Guarantor’s obligations or liabilities under the Loan Documents, or any other agreements to which the Bank and the Borrower or any Guarantors are parties, all of which remain in full force and effect. By executing this Agreement, the Guarantors further represent that they acknowledge the amendments made in this Agreement and that they continue to be bound by the Guaranties.

MISCELLANEOUS

1. This Agreement and the rights and obligations of the parties hereunder shall be deemed to be a document executed under seal and shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law).

2. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective administrators, successors and assigns. This Agreement may only be amended in writing. This Agreement may be signed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it shall not be construed as a waiver of any future default.

3. The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations and agreements under this Agreement and the Loan Agreement as amended hereby are within the corporate authority of Borrower, have been duly authorized by all necessary corporate proceedings on behalf of Borrower, and do not and will not contravene any provision of law, statute, rule or regulation to which Borrower is subject or any of the Borrower’s charters, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon Borrower.

4. No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by Borrower of this Agreement or the Loan Agreement as amended hereby.

5. The Borrower shall reimburse the Bank for any reasonable costs and attorneys’ fees incurred by the Bank in connection with the execution of this Agreement and in connection with the enforcement or preservation of any rights or remedies under the Loan Documents. Further the Borrower indemnifies and holds the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document, instrument or agreement required hereunder, (b) any credit extended or committed by the Bank to the Borrower under the Loan Documents, and (c) any litigation or proceeding related to or arising out of this Agreement, any Loan Document evidencing and/or securing any such credit. This indemnity includes but is not limited to, attorneys’ fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. This indemnity shall survive repayment of the Borrower’s obligations to the Bank. All sums due to the Bank under this paragraph shall be obligations of the Borrower, due and payable immediately without demand.

SIGNATURES TO FOLLOW

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

WITNESSES:		BANK:
BANK OF AMERICA, N.A.,

By:

Print Name:			Its:
(Duly Authorized)

BORROWER:
BJ’s RESTAURANTS, INC.

/s/ Dianne A. Scott		By:	/s/ Gregory S. Levin
Print Name:	Dianne A. Scott		Gregory S. Levin
			Its:	CFO
(Duly Authorized)

GUARANTOR SIGNATURES TO FOLLOW

By signing below the Guarantors ratify and reaffirm each and every term, condition, representation, covenant and obligation under their Guarantees and they acknowledge and agree to the terms of the Agreement. Guarantors further represent that they have no claims, counterclaims, defenses including suretyship defenses, and rights of setoff or subrogation against the Bank under the Loan Documents, at law or in equity.

GUARANTORS			GUARANTORS

BJ’s RESTAURANT OPERATIONS COMPANY			CHICAGO PIZZA NORTHWEST, INC.

By:	/s/ Gregory S. Levin		By:	/s/ Paul A. Motenko
	Gregory S. Levin			Paul A. Motenko
	Its:	CFO		Its:	President & CEO
	(Duly Authorized)			(Duly Authorized)

CHICAGO AMERICA HOLDING, LLC			CHICAGO PIZZA HOSPITALITY HOLDING, INC.

By:	/s/ Paul A. Motenko		By:	/s/ Michele Maerz
	Paul A. Motenko			Michele Maerz
	Its:	CEO & Manager		Its:	President
	(Duly Authorized)			(Duly Authorized)

CHICAGO PIZZA MANAGEMENT, LLC			CHICAGO PIZZA & BREWERY, L.P.

By:	/s/ Paul A. Motenko		By:	/s/ Paul A. Motenko
	Paul A. Motenko			Paul A. Motenko
	Its:	Co-CEO, V.P., Secretary		Its:	Manager
	(Duly Authorized)			(Duly Authorized)

CHICAGO PIZZA RESTAURANT HOLDING, INC.

By:	/s/ Paul A. Motenko
Paul A. Motenko
	Its:	Co-CEO, V.P., Secretary
(Duly Authorized)